Exhibit 3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ANAREN MICROWAVE, INC.

        Pursuant to Section 805 of the New York Business Corporation Law

      Lawrence A. Sala and David M. Ferrara, the undersigned, President and Secretary of Anaren Microwave, Inc. (the "Corporation"), hereby certify:

            1. The name of the Corporation is Anaren Microwave, Inc. It was formed under the name Micronetics, Inc.

            2. The Corporation's Certificate of Incorporation was filed by the New York Department of State on August 11, 1967.

            3. Paragraph FIRST, setting forth the name of the Corporation, is hereby amended to read as follows:

            FIRST, The name of the Corporation is Anaren, Inc.

            4. This amendment to the Certificate of Incorporation of Anaren Microwave, Inc. was authorized, pursuant to section 803(a) of the Business Corporation Law, by vote of the Board of Directors, followed by the vote of the holders of over a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of the Corporation, duly called and held in accordance with the New York Business Corporation Law.

            IN WITNESS WHEREOF, we have signed this Certificate of Amendment on December 20, 2002 and we affirm that the statements in this Certificate of Amendment are true under the penalties of perjury.

                                             /s/ Lawrence A. Sala
                                             -----------------------------------
                                             Lawrence A. Sala
                                             President

                                             /s/ David M. Ferrara
                                             -----------------------------------
                                             David M. Ferrara
                                             Secretary